EXHIBIT 99.1

      PMC-Sierra Reports Fourth Quarter and Fiscal 2006 Results


    --  Q4 2006 Net Revenues: $ 101.9 million

    --  Q4 2006 Non-GAAP Net income: $ 4.7 million; $0.02 per share
        (diluted)

    --  Q4 2006 GAAP Net loss: $ (42.2) million; $(0.20) per share
        (diluted)

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Jan. 25, 2007--PMC-Sierra, Inc. (NASDAQ:PMCS), a leading provider of broadband communications and storage semiconductors, today reported results for the fourth quarter ending December 31, 2006.

    Net revenues in the fourth quarter of 2006 were $101.9 million, a decrease of 13% compared to $116.5 million for the third quarter of 2006 and 31% higher than the fourth quarter of 2005.

    Net income in the fourth quarter of 2006 on a non-GAAP basis was $4.7 million (non-GAAP diluted earnings per share of $0.02) compared to non-GAAP net income of $17.4 million (non-GAAP diluted earnings per share of $0.08) in the third quarter of 2006. GAAP net loss in the fourth quarter of 2006 was $42.2 million (GAAP loss per share of $0.20) compared to GAAP net loss of $11.5 million in the third quarter of 2006 (GAAP loss per share of $0.05). The increase in our GAAP net loss in the fourth quarter was primarily due to an increase in our tax provision arising from a change in our estimate of tax liability for prior years as a result of a written communication we received in 2007 from a tax authority.

    Non-GAAP net income in the fourth quarter of 2006 excludes: (i) $29.9 million additional tax expense related to prior years; (ii) $11.4 million stock-based compensation expense; (iii) $10.1 million amortization of purchased intangible assets; (iv) $3.5 million foreign exchange gain on Canadian taxes; (v) $0.5 million restructuring cost; and (vi) $1.4 million income tax effect relating to these non-GAAP adjustments.

    For the year ended December 31, 2006, net revenues were $425.0 million compared with $291.4 million for the year ended December 31 2005, an increase of 46% year-over-year. Non-GAAP net income in 2006 was $57.9 million (non-GAAP diluted net income per share of $0.28) compared with non-GAAP net income of $37.5 million (non-GAAP diluted net income per share of $0.20) for the prior year. GAAP net loss in 2006 was $99.9 million (GAAP net loss per share of $0.49) compared with the prior year's GAAP net income of $28.0 million (GAAP diluted net income per share of $0.15).

    For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the supplemental schedule on page 7 of this release. The Company believes the additional non-GAAP measures provided are useful to investors for the performance of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance and to plan for the Company's future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

    "In 2006, PMC-Sierra's revenues and market position improved following the acquisitions of the Avago storage semiconductor business and the Passave Fiber To The Home business," said Bob Bailey, chairman and chief executive officer of PMC-Sierra. "PMC-Sierra now has a more diversified product line and broader customer base, and we're well-positioned in both the service provider and enterprise storage markets as we enter 2007."

    In the fourth quarter of 2006, PMC-Sierra made the following announcements:

    -- Korea Telecom FTTH: PMC-Sierra and DASAN Networks, Korea's leading supplier of broadband access equipment, announced that Korea Telecom selected DASAN Networks for deployment of Fiber To The Home (FTTH) equipment in the greater Seoul area. DASAN's EPON FTTH solution is based on PMC-Sierra's FTTH chip set for central office and customer premises equipment. DASAN Networks expects the number of subscribers under this deployment to reach 800,000 in the 2007 calendar year.

    -- TEMUX 336: we announced the TEMUX 336, the industry's most integrated and scalable framer solution for next-gen voice, wireless and router platforms. The TEMUX 336 meets density and feature requirements of both proprietary and AdvancedTCA/Advanced Mezzanine based equipment, enabling carriers to cost-effectively upgrade their equipment. Feature integration and scalability make TEMUX 336 the ideal solution for high-density SONET/SDH, T1/E1 and DS3/E3 line cards used in voice/media gateways, wireless infrastructure and routers.

    -- Multi-Service Residential Gateway Platforms: we announced a suite of multi-service residential gateway reference platforms for the industry's broadest range of advanced broadband access protocols. The MSP7100-based platforms are available in a broad range of configurations including ADLS2+, VDSL2, Ethernet and EPON to enable delivery of carrier-grade services into the digital home. These platforms, based on PMC's VoIP-enabled Multi-Service Processor family, allow OEMs and ODMs to rapidly develop high-performance residential gateways for enhanced Triple Play service delivery.

    -- Next-Gen EPON Solutions: we announced the industry's first EPON optical network unit (ONU) and optical line terminal
        (OLT) silicon devices that support China Telecom defined algorithms for the Chinese telecom market. The new ONU for customer premises equipment and OLT for central office equipment provide an end-to-end EPON solution ideal for high volume deployments in China. The two system-on-chip devices are the first to meet China Telecom standards that define data encryption and decryption algorithms, quality of service procedures and classification protocols.

    -- Next-Gen SONET/SDH Framer: we introduced the ARROW 2488, a feature-rich, high capacity single-chip solution that combines multi-rate SONET/SDH framers, non-blocking STS/AU and VT/TU cross-connect, and best-in-class backplane SERDES for next-gen compact and scalable chassis-based SONET/SDH platforms. Carriers are driving the adoption of converged networks to more effectively manage both new Ethernet services and existing T1/E1 services over their SONET/SDH infrastructures.

    Fourth Quarter Conference Call

    Management will review the fourth quarter 2006 results and provide guidance for the first quarter of 2007 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on January 25, 2007. To listen to the call, investors can access an audio webcast of the conference call on the Financial Events and Calendar section at http://investor.pmc-sierra.com/. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial (719) 457-2727 approximately ten minutes before the start time. A telephone replay will be available 15 minutes after the completion of the call and can be accessed by dialing (719) 457-0820 (replay access code is 9329344). A replay of the webcast will be available for five business days.

    First Quarter 2007 Conference Call

    PMC-Sierra is planning on releasing its results for the first quarter of 2007 during the last week of April. A conference call will be held on the day of the release to review the quarter and provide an outlook for the second quarter of 2007.

    Safe Harbor Statement

    This press release contains forward-looking statements, including statements regarding PMC-Sierra's position in the service provider and enterprise storage markets, which are subject to risks and uncertainties. Actual results may differ from projections. The Company's SEC filings describe more fully the risks associated with the Company's business including PMC-Sierra's limited revenue visibility due to variable customer demands, orders with short delivery lead times, inventory levels in the supply chain, customer concentration, and changing environments in the different segments and regions of the business. The Company does not undertake any obligation to update the forward-looking statements.

    About PMC-Sierra

    PMC-SierraTM is a leading provider of broadband communications and storage semiconductors for metro, access, fiber to the home, wireless infrastructure, storage, laser printers and customer premises equipment. PMC-Sierra offers worldwide technical and sales support, including a network of offices throughout North America, Europe, Israel and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

    (C)Copyright PMC-Sierra, Inc. 2007. All rights reserved. PMC, TEMUX and Multi-Service Processor are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMC-SIERRA, PMCS and "Enabling connectivity. Empowering people." are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.



                           PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except for per share amounts)
                             (unaudited)

                           Three Months Ended      Twelve Months Ended
                     ----------------------------- -------------------

                       Dec 31,   Oct 1,   Dec 31,   Dec 31,   Dec 31,
                        2006      2006     2005      2006      2005

Net revenues          $101,917  $116,514  $77,556  $424,992  $291,411

Cost of revenues        37,125    39,146   19,839   146,456    80,963
                      --------- --------- -------- --------- ---------
Gross profit            64,792    77,368   57,717   278,536   210,448


Other costs and
 expenses:
Research and
 development            41,713    41,611   30,643   158,661   118,720
Selling, general and
 administrative         26,362    29,235   14,968   102,363    56,278
Amortization of
 purchased intangible
 assets                 10,136    11,202        -    33,381         -
In-process research
 and development             -         -        -    35,300         -
Restructuring costs
 and other charges         453     6,404        -     6,119    13,833
                      --------- --------- -------- --------- ---------
(Loss) income from
 operations            (13,872)  (11,084)  12,106   (57,288)   21,617

Other income
 (expense):
Interest income, net     2,297     1,849    4,044     8,979    12,106
Foreign exchange gain
 (loss)                  3,508      (252)     197      (109)   (3,259)
Amortization of debt
 issue costs and loss
 on extinguishment of
 debt                     (242)     (242)    (175)     (968)   (1,809)
(Loss) gain on
 investments                 -         -        -    (1,269)    1,439
                      --------- --------- -------- --------- ---------
(Loss) income before
 provision for income
 taxes                  (8,309)   (9,729)  16,172   (50,655)   30,094

(Provision for)
 recovery of income
 taxes                 (33,891)   (1,796)   2,073   (49,237)   (2,108)
                      --------- --------- -------- --------- ---------
Net (loss) income     $(42,200) $(11,525) $18,245  $(99,892)  $27,986
                      ========= ========= ======== ========= =========

Net (loss) income per
 common share - basic   $(0.20)   $(0.05)   $0.10    $(0.49)    $0.15

Net (loss) income per
 common share -
 diluted                $(0.20)   $(0.05)   $0.10    $(0.49)    $0.15

Shares used in per
 share calculation -
 basic                 212,295   211,298  185,703   203,470   184,098
Shares used in per
 share calculation -
 diluted               212,295   211,298  188,805   203,470   189,132




 As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income and net income per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

                           PMC-Sierra, Inc.
   Reconciliation of GAAP net (loss) income to Non-GAAP net income
             (in thousands, except for per share amounts)
                             (unaudited)

                            Three Months Ended     Twelve Months Ended
                       -----------------------------------------------
                        Dec 31,   Oct 1,   Dec 31,  Dec 31,   Dec 31,
                        2006 (1)  2006 (2) 2005 (3)  2006 (4) 2005 (5)

GAAP net (loss) income $(42,200) $(11,525) $18,245  $(99,892) $27,986

Included in Cost of
 revenues:
  Stock-based
   compensation             517       379        -     1,809        -
  Acquisition-related
   costs                      -         -        -     8,949        -

Included in Other costs
 and expenses:
  Stock-based
   compensation          10,867    10,222        -    36,099      215
  In-process research
   and development            -         -        -    35,300        -
  Amortization of
   intangible assets     10,136    11,202        -    33,381        -
  Restructuring costs
   and other charges        453     6,404        -     6,119   13,833
  Employee-related
   taxes                      -     2,355        -     2,355        -
  Acquisition-related
   costs                      -         -        -       222        -
  Elimination of
   provision                  -         -        -         -     (900)

Included in Other
 income (expense):
  Loss on
   extinguishment of
   debt                       -         -        -         -    1,618
  Loss (Gain) on
   investments                -         -        -     1,269   (1,439)
  Foreign exchange
   (gain) loss on
   Canadian taxes        (3,521)     (108)    (167)     (447)   3,409

Included in Provision
 for income taxes:
  Additional provision
   for (recovery of)
   prior years' income
   taxes                 29,888         -   (5,274)   29,888   (6,272)
  Withholding and other
   taxes on
   repatriation of
   funds                      -         -        -     7,036        -
  Income tax effect of
   non-GAAP items        (1,442)   (1,520)       -    (4,231)    (987)
                       -----------------------------------------------
Non-GAAP net income      $4,698   $17,409  $12,804   $57,857  $37,463
                       ===============================================

Non-GAAP net income per
 share - diluted          $0.02     $0.08    $0.07     $0.28    $0.20

Shares used to
 calculate non-GAAP
net income per share -
 diluted                214,332   212,561  188,805   209,542  189,132

Non-GAAP adjustments

(1) $11.4 million stock-based compensation expense; $10.1 million amortization of purchased intangible assets; $0.5 million restructuring costs related to vacating the Ottawa facility in the fourth quarter of 2006; $3.5 million foreign exchange gain on Canadian taxes; $29.9 million increase in our estimated tax provision for previous years as a result of a written communication received in 2007 from tax authorities; and $1.4 million income tax effect relating to these non-GAAP adjustments.


(2) $10.6 million stock-based compensation expense; $11.2 million amortization of purchased intangible assets; $6.4 million restructuring costs including $2.6 million for severance, $3.5 million for excess facilities, and $0.3 million for contract termination and asset impairment primarily related to the workforce reduction in Portland and the closure of the Ottawa facility; $2.4 million accrual for employee-related taxes; $0.1 million foreign exchange gain on Canadian taxes; and $1.5 million income tax effect relating to these non-GAAP adjustments.

(3) $0.2 million foreign exchange gain on Canadian taxes and $5.3 million excess R&D tax credits.

(4) $37.9 million stock-based compensation expense; $9.2 million acquisition-related costs comprised of a $8.2 million purchase accounting adjustments to inventory and $0.8 million in additional contractor costs included in Cost of revenues, and $0.2 million relocation expenses included in Selling, general and administrative expenses; $35.3 million in charges for in-process research and development and $33.4 million amortization of purchased intangible assets from the purchases of Passave and the Avago Storage Semiconductor Business; $6.1 million in restructuring comprised of $1.6 million net provision for excess facilities, $4.2 million additional severance, and $0.3 million in contract termination and asset impairment; $2.4 million for employee-related taxes; $1.3 million net loss on investments including a $3.2 million write-down, offset by $1.9 million gains on sales of investments; $0.5 million foreign exchange gain on Canadian taxes; $29.9 million increase in our estimated tax provision for previous years as a result of a written communication received in 2007 from tax authorities; $7.0 million withholding and other taxes on repatriation of funds; and $4.2 million income tax effect of these non-GAAP adjustments.

(5) $0.2 million amortization of deferred stock compensation; $13.8 million restructuring costs including $7.5 million for workforce reduction, $1.0 million for asset write-downs and $5.3 million for excess facilities; $0.9 million reversal of provision for doubtful accounts receivable; $1.6 million loss on extinguishment of debt; $1.4 million gain on sale of investments; $3.4 million foreign exchange loss on Canadian taxes; $6.3 million tax benefits comprised of $5.3 million excess R&D tax credits and $1.0 recovery of prior year sales tax; and $1.0 million income tax effect relating to these non-GAAP adjustments.




                           PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                                  Dec 31,    Dec 31,
                                                   2006       2005
                                                               (As
                                                             Restated)
ASSETS:
Current assets:
Cash, cash equivalents, and short-term
 investments                                      $258,914   $627,476
Accounts receivable, net                            37,303     31,799
Inventories, net                                    34,505     14,046
Prepaid expenses and other current assets           17,164     13,630
                                                ----------- ----------
Total current assets                               347,886    686,951

Investments and other assets                        15,050     16,390
Property and equipment, net                         18,904     10,981
Goodwill                                           395,943      7,907
Intangible assets, net                             223,629      5,575
Deposits for wafer fabrication capacity              5,145      5,145
                                                ----------- ----------
                                                $1,006,557   $732,949
                                                =========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable                                   $19,074    $21,507
Accrued liabilities                                 51,199     40,619
Income taxes payable                                59,428     32,050
Deferred income taxes                                2,042      1,037
Accrued restructuring costs                         12,657     15,233
Deferred income                                     11,340     11,004
                                                ----------- ----------
Total current liabilities                          155,740    121,450

2.25% Senior convertible notes due October
 15, 2025                                          225,000    225,000
Deferred taxes and other tax liabilities            52,657     29,090

PMC special shares convertible into 2,099
 (2005 - 2,459) shares of common stock               2,732      3,362

Stockholders' equity
Capital stock and additional paid in capital     1,327,808  1,008,685
Accumulated other comprehensive (loss)
 income                                             (1,127)     1,723
Accumulated deficit                               (756,253)  (656,361)
                                                ----------- ----------
Total stockholders' equity                         570,428    354,047
                                                ----------- ----------
                                                $1,006,557   $732,949
                                                =========== ==========




                           PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                             Twelve Months Ended
                                        ==============================
                                              Dec 31,         Dec 31,
                                               2006            2005

Cash flows from operating activities:
Net (loss) income                                  $(99,892)  $27,986
Adjustments to reconcile net (loss)
 income to net cash provided by
 operating activities:
Stock-based compensation                             37,908       215
In-process research and development                  35,300         -
Depreciation and amortization                        48,778    12,098
Loss on disposal of property and
 equipment                                                -      (184)
Impairment of goodwill and purchased
 intangible assets                                        -       538
Loss on extinguishment of debt                            -     1,618
Loss (gain) on investments                            1,269    (1,255)
Reversal of write-down of excess
 inventory                                                -    (1,904)
Changes in operating assets and
 liabilities:
Accounts receivable                                   2,203   (11,868)
Inventories                                          (6,181)    3,681
Prepaid expenses and other current
 assets                                             (15,416)    3,489
Accounts payable and accrued liabilities            (14,296)    6,416
Income taxes payable                                 44,664     4,749
Accrued restructuring costs                          (2,576)    2,095
Deferred income                                         336     3,357
                                        -------------------- ---------
Net cash provided by operating
 activities                                          32,097    51,031
                                        -------------------- ---------

Cash flows from investing activities:
Acquisition of businesses, net of cash
 acquired                                          (419,436)        -
Purchases of short-term available-for-
 sale investments                                         -  (138,759)
Proceeds from sales and maturities of
 short-term available-for-sale
 investments                                        222,357   173,422
Purchases of long-term available-for-
 sale investments in bonds and notes                      -   (35,231)
Proceeds from sales and maturities of
 long-term available-for-sale
 investments in bonds and notes                           -    71,021
Purchases of investments and other
 assets                                                   -    (5,693)
Proceeds from sale of investments and
 other assets                                         5,445       772
Proceeds from refund of wafer
 fabrication deposits                                     -     1,634
Purchases of property and equipment                  (8,011)   (5,156)
Proceeds from sale of property and
 equipment                                                -     2,604
Purchase of intangible assets                        (5,144)   (3,454)
                                        -------------------- ---------
Net cash (used in) provided by investing
 activities                                        (204,789)   61,160
                                        -------------------- ---------

Cash flows from financing activities:
Proceeds from issuance of senior
 convertible notes                                        -   225,000
Repurchase of convertible subordinated
 notes                                                    -   (70,177)
Payment of debt issuance costs                            -    (6,788)
Proceeds from issuance of common stock               26,040    24,064
                                        -------------------- ---------
Net cash provided by financing
 activities                                          26,040   172,099
                                        -------------------- ---------

Net (decrease) increase in cash and cash
 equivalents                                       (146,652)  284,290
Cash and cash equivalents, beginning of
 the period                                         405,566   121,276
                                        -------------------- ---------
Cash and cash equivalents, end of the
 period                                            $258,914  $405,566
                                        ==================== =========

    CONTACT: PMC-Sierra, Inc.
             Alan Krock, Vice President & CFO
             408-988-1204
             or
             David Climie, V.P., Corporate Marketing
             408-988-8276
             or
             Susan Shaw, Manager, Communications
             408-988-8515